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                                                                    Exhibit 10.2

                                NATCO GROUP INC.

                  FORM OF AMENDMENT NO. 1 TO SENIOR MANAGEMENT
                          CHANGE IN CONTROL AGREEMENT(1)

      THIS AMENDMENT NO. 1 TO SENIOR MANAGEMENT CHANGE IN CONTROL AGREEMENT (this "Amendment"), dated as of September 30, 2004, amends that certain Senior Management Change in Control Agreement (the "CIC Agreement") dated __________ by and between NATCO Group Inc., a Delaware corporation (the "Company"), and ______________ (the "Executive").

      WHEREAS, the Company's Board of Directors (the "Board") has determined that it is in the best interests of the Company and its stockholders to ensure that the Company and its affiliates will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a termination of the Executive's employment in certain circumstances, including following a Change in Control as defined herein. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened termination of the Executive's employment in such circumstances and to provide the Executive with compensation and benefits arrangements upon such a termination which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations who may seek to employ the Executive; and

      WHEREAS, the Company and the Executive mutually desire to amend the terms of the CIC Agreement as set forth below.

      NOW, THEREFORE, in order to accomplish these objectives, the Board has caused the Company to enter into this Amendment with the Executive, and it is hereby agreed as follows:

      1. Paragraph 1 of the CIC Agreement is hereby amended to insert a new definition at the end of the paragraph as follows:

      (i) Transition Period. "Transition Period" means the period from September 7, 2004 through and including December 31, 2005.

      2. Paragraph 4(b) of the CIC Agreement is hereby deleted.

      3. The CIC Agreement is further amended by inserting new paragraphs 4A and 4B, immediately following current paragraph 4, as follows:

4A. Obligations of the Company Upon Termination of Executive's Employment During the Transition Period.

      (a) If the Company terminates the Executive's employment other than for Cause or the Executive terminates employment with the Company for Good Reason during the Transition Period, and no Change in Control has occurred, the Company will pay the following to the

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(1) Entered into between the Company and the following executives: Robert A.
Curcio, Katherine P. Ellis, Richard W. FitzGerald, Richard D. Peters, Charles Frank Smith, Joseph H. Wilson and David R. Volz, Jr.

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      Executive as soon as practicable following the Date of Termination, but in no event later than thirty (30) days, or such period otherwise specifically provided, thereafter:

        (i) cash in the amount of the Executive's annual base salary through the Date of Termination to the extent not theretofore paid, including amounts due for accrued but unused vacation time;

        (ii) cash in an amount equal one year of the Executive's annual base salary at the rate in effect at the time Notice of Termination is given, payable bi-weekly, in equal installments over the course of one year;

        (iii) reimbursement of COBRA payments made by the Executive for the continuation of the provision of health insurance, dental insurance and life insurance benefits for a period of 12 months following the Date of Termination to the Executive and the Executive's family at least equal to and to the same extent as those which would have been provided to them in accordance with the plans, programs, practices and policies of the Company as in effect and applicable generally to other peer executives and their families during the 90-day period immediately preceding the Effective Period or on the Date of Termination, at the election of the Executive; provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein will be secondary to those provided under such other plan during such applicable period of eligibility.

      In the event of a termination by the Company as provided in this paragraph 4A, the Executive will not be eligible to receive any pro rata portion of any bonus plan of the Company in effect on the date of termination.

4B. General Release. The Company's obligation to make any severance payment hereunder is subject to the Executive signing a general release with respect to labor and employment matters in substantially the form attached hereto as Exhibit A.

      4. Paragraph 6 is hereby amended to insert "and paragraph 4A" in the first sentence, following the words "paragraph 4".

      5. Paragraph [8][9] is hereby amended to delete the phrase "the period of time during which the Executive receives benefits pursuant to paragraph 4(a)(v) hereof" and to insert in their place the words "a period of one year following the Executive's Date of Termination".

      6. This Amendment will inure to the benefit of and be binding upon the Company and its respective successors and assigns and the Executive and his legal representatives.

      7. The Executive hereby represents and warrants that the execution and performance of this Amendment will not result in or constitute a default, breach or violation, or an event which, with notice or lapse of time or both, would be a default, breach or violation, of any understanding, agreement or commitment, written or oral, express or implied, to which the Executive is a party or by which the Executive or his property is bound.

      8. If any provision of this Amendment or the application hereof is held invalid, the invalidity shall not affect other provisions or application of this Amendment that can be given effect

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without the invalid provisions or application, and to this end the provisions of this Amendment are declared to be severable.

      9. Each party has cooperated in the drafting and preparation of this Amendment. Hence, in any construction to be made of this Amendment, the same shall not be construed against any party on the basis of that party being the "drafter."

      10. The CIC Agreement as amended by this Amendment supersedes all prior agreements between the parties concerning the subject matter hereof, other than any and all stock option and restricted stock agreements entered into by and between the Executive and the Company, and this Amendment and the CIC Agreement together constitute the entire CIC Agreement between the parties with respect thereto. The CIC Agreement, as amended hereby, may be modified only with a written instrument duly executed by each of the parties. No person has any authority to make any representations or promises on behalf of any of the parties not set forth herein and the CIC Agreement as amended hereby has not been executed in reliance upon any representation or promise except those contained herein.

      11. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws.

      12. In entering into this Amendment, the parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that the terms of this Amendment and the CIC Agreement have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

      13. Except as modified hereby, the terms and provisions of the CIC Agreement shall remain in full force and effect on the date hereof. This Agreement may be executed in separate counterparts, each of which when so executed and delivered will be deemed an original, but all of which together will constitute one and the same instrument. Nothing contained in this Amendment will be construed as a contract of employment between the Company or any of its affiliates and the Executive, as a right of the Executive to be continued in the employment of the Company or any of its affiliates, or as a limitation of the right of the Company or any of its affiliates to discharge the Executive with or without cause.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Company

NATCO GROUP INC.                                     THE EXECUTIVE

By  ________________________________                 ___________________________
    Name: ____________________                       ___________________________
    Title: ___________________

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                                                                       EXHIBIT A

                                RELEASE OF CLAIMS

      This Release of Claims (this "Release") is entered into and effective as of ____________, ____, by and between NATCO Group Inc., a Delaware corporation (the "Company"), and ______________ (the "Executive").

      1. In General. In consideration for the promises and payments received in the Senior Management Change in Control Agreement dated as of ___________, __________, by and between the Company and Executive, as amended (the "CIC Agreement"), Executive irrevocably and unconditionally releases, waives and discharges all Claims (as defined in Section 2 below) that Executive has or may have through ______________, ____ (the "Separation Date") against the Released Parties (as defined herein), except that Executive is not releasing (i) any Claim that relates to Executive's right to enforce the CIC Agreement, (ii) any Claim against any Released Party for the failure of the Company or any of its subsidiaries and controlled affiliated entities ("Subsidiaries") to provide to Executive any vested benefits or right under its employee benefit plans (if any) in which Executive is vested or entitled, (iii) any Claim that may arise based on acts or omission after the Separation Date, (iv) any Claim for defense and/or indemnification under the charter or bylaws of the Company or any Subsidiary, any applicable agreement, any other corporate document or any statute, or (v) any defense that may be available to Executive with respect to any claim or cause of action that the Company, any Subsidiary or any other Released Party may hereafter assert against Executive. For purposes of this Release, the "Released Parties" are the Company and all Subsidiaries (including corporations, limited liability companies, partnerships, and joint ventures) and, with respect to each of the Company and its Subsidiaries, each of their respective predecessors and successors and (to the extent relating to their positions or activities as such) past and present employees, officers, directors, shareholders, owners, partners, members, representatives, assigns, attorneys, as well as their employee benefit programs (and, in their capacities as such, the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under or in concert with any of the foregoing identified Released Parties.

      2. Claims Released. Subject only to the exceptions noted in Section 1, EXECUTIVE IS VOLUNTARILY RELEASING ALL KNOWN AND UNKNOWN, SUSPECTED AND UNSUSPECTED CLAIMS, PROMISES, CAUSES OF ACTION, OR SIMILAR RIGHTS OF ANY TYPE THAT EXECUTIVE HAS OR MAY HAVE AS OF THE SEPARATION DATE WITH RESPECT TO ANY RELEASED PARTY (IN SUCH RELEASED PARTY'S CAPACITY AS SUCH) THAT RELATE TO EXECUTIVE'S EMPLOYMENT WITH THE COMPANY AND ITS SUBSIDIARIES AND/OR THE TERMINATION THEREOF ("CLAIMS"). Executive understands that the Claims Executive is releasing might arise under general employment policies or agreements between the Company and Executive or under any constitution, law, regulation, or ordinance that may apply, including the United States Constitution, the Texas or other state constitution, federal, state and local statutes, regulations, other administrative guidance, or common law doctrines, such as, but not limited to, the following:

         Anti-discrimination statutes, such as Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, Section 1981 of the Civil Rights Act of 1866, and Executive Order 11,246, which prohibit discrimination based on race, color, national origin, religion, or sex; the Equal Pay Act of 1963, which prohibits paying men and women unequal pay for the same work; the Americans With Disabilities Act of 1990 and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; the Equal Employment Opportunity Act of 1972; and any other federal, state, or local laws prohibiting employment discrimination, all as amended.

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         Federal employment statutes, such as the Workers Adjustment and
         Retraining Notification Act of 1988, which requires that advance notice be given of certain work force reductions; the Employee Retirement Income Security Act of 1974, which, among other things, protects employee benefits; the Fair Labor Standards Act of 1938, as amended, which regulates wage and hour matters; the Family and Medical Leave Act of 1993, which requires employers to provide leaves of absence under certain circumstances; the National Labor Relations Act, as amended; and any other federal laws relating to employment, such as veterans' reemployment rights laws, all as amended.

         Other laws, such as any federal, state, or local human rights, fair employment, and other laws and regulations and/or executive orders prohibiting discrimination on account of age, race, sex, sexual orientation, national origin, religion, handicap, disability, marital status, citizenship, veterans status, or other protected category; any federal, state, or local laws restricting an employer's right to terminate employees, or otherwise regulating employment; any federal, state, or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; any other federal, state, or local laws providing recourse for alleged wrongful discharge, breach of contract, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, and similar or related claims.

      3. Release of Age Discrimination Claims. THIS RELEASE ALSO SPECIFICALLY WAIVES ALL OF EXECUTIVE'S RIGHTS AND CLAIMS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 (29 U.S.C. SECTION 621 et seq.), AS AMENDED, AND THE OLDER WORKER'S BENEFIT PROTECTION ACT, AS AMENDED. It is understood that Executive is not waiving any rights or claims under the Age Discrimination in Employment Act of 1967, as amended, that may arise after this Release is executed. It is understood that Executive can waive rights or claims only in exchange for consideration that is in addition to anything of value to which Executive is already entitled. Executive understands that he/she has been given the opportunity to consult with his/her attorney and discuss the contents of this document and its meaning prior to executing this Release. Executive understands that he/she may consider his/her decision for 21 days before signing this Release. Executive acknowledges that he/she was offered 21 days in which to consider this Release. If Executive signs this Release prior to the end of the 21-day time period, he/she certifies that, in accordance with 29 CFR Section 1625.22 (e)(6), he/she knowingly and voluntarily decided to sign this Release after considering it less than 21 days and his/her decision to do so was not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the 21-day time period.

      Executive understands that he/she may revoke this Release at any time within 7 days after he/she signs it and that this Release shall not become effective or enforceable until the 7-day revocation period has expired. If Executive wishes to revoke this Release during the 7 days after signing it, he/she will do so by sending notice of same to the attention of the Company's [Assistant] General Counsel by fax (713/812-6654) and certified mail, return receipt requested (c/o NATCO Group Inc., Brookhollow Central III, Suite 700, 2950 N. Loop West, Houston, TX 77092). If after the passage of the 7-day period Executive does not intend to revoke this Release, he/she shall execute and return the attached statement evidencing his/her intent not to revoke this Release to the Company's [Assistant] General Counsel as described above. Executive acknowledges and understands that the above-mentioned consideration will not be paid to him/her unless the Company receives a properly executed original of the attached notice evidencing his/her intent not to revoke this Release.

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      Executive's initials following this paragraph evidence his/her understanding and voluntary waiver of all Claims against the Company including, but not limited to, those pursuant to the Age Discrimination in Employment Act and the Older Worker's Benefit Protection Act. Initials: __________

      4. Pursuit of Released Claims. Executive represents that neither Executive nor his/her heirs, agents, representatives or attorneys have filed or caused to be filed any lawsuit, complaint, or charge with respect to any Claim that Executive is releasing in this Release of Claims. Executive represents that he/she has not brought or filed, and to the extent permitted by law will not bring or file, any claim, charge, or action with respect to any Claim against the Released Parties, or any of them, and, except as prohibited by law, agrees not to seek any recovery arising out of, based upon, or relating to matters released hereunder. This Release binds not only Executive in respect to these Claims, but it also binds his/her spouse, heirs, representatives, and legal assigns and successors.

      5. Non-Admission of Liability. Nothing in this Agreement shall be construed as an admission of liability by the Released Parties; rather, Executive and the Released Parties are resolving all matters arising out of the employer-employee relationship between the Company and its Subsidiaries and Executive, as to each of which the Released Parties each deny any liability.

      Executive affirmatively acknowledges that this Release has been read in full, its terms and conditions are understood, and it is being freely signed. Executive understands that independent legal counsel may be consulted prior to signing this Release.

IN WITNESS WHEREOF, Executive and the Company have executed this Release as set forth below as of the date first set forth above.

"Executive"

                                       By: _____________________________________
                                           ___________________________

"Company"                              NATCO Group Inc.

                                       By: _____________________________________
                                           Name:
                                           Title:

      State of ______________________ Section

      County/Parish of ______________ Section

      SUBSCRIBED AND SWORN TO before me by ________________________ this _____ day of _______________ ____.

                                                 ( S E A L )

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      Seven-Day Notice

      TO: [Assistant] General Counsel
          NATCO Group Inc.
          Brookhollow Central III

          Suite 700
          2950 N. Loop West
          Houston, TX 77092
          Via Fax: 713/812-6654

          Original Via Certified Mail, Return Receipt Requested

      I, ______________________________, acknowledge that I have had 7 days in which to consider my consent and agreement to this Release and I have elected (please initial the appropriate blank):

          ______ not to revoke the Release.

          ______ to revoke the Release.

          __________________________________             _____/____/____

      State of ______________________   Section

      County/Parish of _______________  Section

      SUBSCRIBED AND SWORN TO before me by _______________________ this _____ day of _______________ ____.

                                                 ( S E A L )

       _____________________